Exhibit 10.3
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY A TRIPLE ASTERISK (***). THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.
EXECUTION COPY
DISTRIBUTION AND SUPPLY AGREEMENT
BETWEEN
PURDUE PHARMA L.P.
AND
KV PHARMACEUTICAL COMPANY
DATED AS OF
JUNE 9, 2009

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

i

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

		Page

12.15	Further Actions	38
12.16	Counterparts; Facsimile Signatures	38
12.17	Headings	38

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SCHEDULES

Schedule 1.1A	Branded Products
Schedule 1.1B	Cost of Goods Sold
Schedule 1.1C	Products
Schedule 1.1D	Risk Management Program
Schedule 3.1.1	Supply Amount
Schedule 3.1.4	Initial Label; Indicia
Schedule 3.3.3	Shipping Location
Schedule 3.3.5A	Form of Certificate of Analysis
Schedule 3.3.5B	Form of Certificate of Compliance

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

DISTRIBUTION AND SUPPLY AGREEMENT
     THIS DISTRIBUTION AND SUPPLY AGREEMENT is entered into as of June 9, 2009 between Purdue Pharma L.P., a Delaware limited partnership (“Purdue”), and KV Pharmaceutical Company, a Delaware corporation (“Distributor”).
PRELIMINARY STATEMENTS
     A. Purdue, directly or indirectly through its Affiliates, manufactures, distributes, markets and sells the Branded Products in the Territory.
     B. Subject to the terms and conditions of this Agreement, Purdue desires to engage Distributor as an authorized, non-exclusive distributor to distribute, market and sell the Products in the Territory.
     C. Subject to the terms and conditions of this Agreement, Distributor desires to obtain from Purdue the right to distribute, market and sell the Products in the Territory.
     NOW, THEREFORE, in consideration of the foregoing and of the terms, conditions, agreements and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
ARTICLE I
DEFINITIONS; INTERPRETATIONS
     1.1 Definitions. For purposes of this Agreement:
     “’042 Patent” means United States Patent 5,508,042.
     “Affiliate” means, as to any Party, any person, firm, trust, partnership, corporation, company or other entity or combination thereof, which directly or indirectly (i) controls a Party, (ii) is controlled by a Party or (iii) is under common control with a Party. The terms “control” and “controlled” mean (x) ownership of 50% or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such person, firm, trust, partnership, corporation, company or other entity or combination thereof or (y) the power to direct the management of such person, firm, trust, partnership, corporation, company or other entity or combination thereof. Notwithstanding the above, for purposes of this Agreement, The Purdue Frederick Company Inc., a New York corporation (d/b/a The Purdue Frederick Company) shall not be considered an Affiliate of Purdue.
     “Agreement” means this Distribution and Supply Agreement, together with all appendices, exhibits and schedules attached hereto, as the same may be amended or supplemented from time to time, by written agreement of the Parties.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “ANDA” means an abbreviated new drug application seeking approval for a drug under Section 505(j) of the Federal Food, Drug and Cosmetic Act, and the rules, regulations and guidelines promulgated thereunder, and FDA’s implementing regulations, including all amendments and supplements, filed pursuant to the requirements of the FDA, including all documents, data and other information concerning such drug submitted as part of the application or in amendments or supplements thereto that are necessary for FDA approval to market the drug in the Territory.
     “API” means active pharmaceutical ingredient.
     “Bankruptcy Code” has the meaning set forth in Section 11.2.2.
     “Bottle” means a bottle of Product containing 100 tablets.
     “Branded Product” means any of Purdue’s branded products listed on Schedule 1.1A.
     “Bundled Product” means a Product offered or sold in combination with one or more of Distributor’s other products.
     “Business Day” means any day other than a Saturday, Sunday or other day on which banks in the City of New York are authorized or required by Law to close.
     “Certificate of Analysis” means the certificate of analysis for each Product in the form attached hereto as Schedule 3.3.5A.
     “Certificate of Compliance” means the certificate of compliance for each Product in the form attached hereto as Schedule 3.3.5B.
     “Change of Control” has the meaning set forth in Section 12.3.
     “Commercially Reasonable Efforts” means, with respect to a given goal, the efforts, consistent with the practice of comparable pharmaceutical companies with respect to a pharmaceutical product owned by it or to which it has rights of comparable market potential at a similar stage in its product life (taking into account the competitiveness of the marketplace, the proprietary position of the applicable active ingredient, the regulatory structure involved, and the profitability of the product), that a reasonable Person in the position of the obligor would use so as to achieve that goal as expeditiously as possible.
     “Confidential Information” means all secret, confidential or proprietary information or data, whether provided in written, oral, graphic, video, computer or other form, provided by one Party or its Affiliates or representatives (the “Disclosing Party”) to the other Party or its Affiliates or representatives (the “Receiving Party”) pursuant to this Agreement or generated pursuant to this Agreement, including any information or reports the Receiving Party may generate, the terms of this Agreement and any other materials that have not been made available by the Disclosing Party

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to the general public. Notwithstanding the foregoing sentence, Confidential Information will not include any specific portion of any information or materials that:
          (a) were already known to the Receiving Party (other than under an obligation of confidentiality) at the time of disclosure by the Disclosing Party to the extent such Receiving Party has documentary evidence to that effect;
          (b) were generally available to the public at the time of their disclosure to the Receiving Party;
          (c) became generally available to the public after their disclosure or development, as the case may be, other than through any act or omission of a Party in breach of such Party’s confidentiality obligations under this Agreement;
          (d) were disclosed to a Receiving Party, other than under an obligation of confidentiality, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others; or
          (e) are independently developed by employees, authorized agents or independent contractors of the Receiving Party without use of, reference to or reliance upon the information furnished by the Disclosing Party, as evidenced by documentary evidence to that effect or other competent proof.
The above exceptions will not apply to (i) any individual parts of the Confidential Information merely because such parts are included in more general information, or (ii) any specific combination of the items found in the Confidential Information merely because such combination can be pieced together from multiple sources, none of which shows the whole combination.
     “Convicted” means (i) when a judgment or conviction has been entered by a federal or state court in the Territory, regardless of whether there is an appeal pending; (ii) when a plea of guilty or nolo contendere has been accepted by a federal or state court in the Territory; or (iii) when a party has entered into participation in a first offender, deferred adjudication or other similar arrangement or program where a judgment of conviction in a federal or state court in the Territory has been withheld.
     “CPA Firm” has the meaning set forth in Section 4.2.1.
     “DEA” means the United States Drug Enforcement Administration, or any successor agency with responsibilities comparable to those of the United States Drug Enforcement Administration.
     “Disclosing Party” has the meaning set forth in the definition of Confidential Information.
     “Distributor” has the meaning set forth in the first paragraph of this Agreement.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Distributor’s ANDA” means ANDA No. 78-506, along with all amendments and supplements thereto.
     “Distributor Election” has the meaning set forth in the definition of Effective Date.
     “Distributor Indemnitees” has the meaning set forth in Section 8.1.
     “Effective Date” means the first to occur of (a) Purdue’s election to commence this Agreement (the “Purdue Election”); and (b) Distributor’s election to commence this Agreement (the “Distributor Election”), in either case, as of the date of such election at any time after ***; provided, however, that neither Party may make such election if (x) FDA Approval has been granted on the same day or prior to either Party’s making such election or (y) neither Party has made such election prior to ***.
     “Equivalent Supply Amount” has the meaning set forth in Section 2.1.7.
     “FDA” means the United States Food and Drug Administration, or any successor agency with responsibilities comparable to those of the United States Food and Drug Administration.
     “FDA Approval” means the final approval by the FDA of Distributor’s ANDA to market certain generic versions of controlled-release oxycodone products as described therein in the Territory.
     “Final Cost of Goods Sold Payment” means payment of Purdue’s cost of goods sold for the Remainder Supply Amount as set forth on Schedule 1.1B.
     “Final Net Sales Payment” means ***% of aggregate Net Sales with respect to the Remainder Supply Amount; provided, however, that to the extent any portion of the Remainder Supply Amount has not been sold as of the date such payment is due, the Final Net Sales Payment will be based on a good faith estimate of the Net Sales for such unsold portion.
     “Force Majeure Event” has the meaning set forth in Section 12.1.
     “GAAP” means United States generally accepted accounting principles, consistently applied.
     “Good Manufacturing Practices” means current good manufacturing practices (i) requirements of the FDA and other appropriate agencies, as set forth in 21 C.F.R. Parts 210 and 211, as amended from time to time, and (ii) set forth in all other Laws applicable to the manufacture of the Products that are in effect at the time and place of manufacture of the Products.
     “Governmental Authority” means within the Territory any (i) federal, state or local government; (ii) court, arbitral or other tribunal or governmental or quasi governmental authority of any nature (including any governmental agency, political subdivision, instrumentality, branch, department, official, or entity); or (iii) body exercising, or entitled to exercise, any administrative,

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature pertaining to government.
     “Indemnifying Party” has the meaning set forth in Section 8.3.1.
     “Indemnitee” has the meaning set forth in Section 8.3.1.
     “Indemnitee Settlement” has the meaning set forth in Section 8.3.3.
     “Initial Cost of Goods Sold Payment” means payment of Purdue’s cost of goods sold for the Initial Supply Amount as set forth on Schedule 1.1B.
     “Initial Net Sales Payment” means ***% of aggregate Net Sales with respect to the Initial Supply Amount; provided, however, to the extent any portion of the Initial Supply Amount has not been sold as of the date such payment is due, the Initial Net Sales Payment will be based on a good faith estimate of the Net Sales for such unsold portion.
     “Initial Supply Amount” means *** Bottles in the Product mix set forth on Schedule 3.1.1.
     “Inventoried Remaining Product” has the meaning set forth in Section 4.5.1.
     “Involuntary Recall” has the meaning set forth in Section 9.2.2.
     “Label” means any label, labeling, package inserts and packaging designed for use with a Product.
     “Laws” means all applicable laws, rules, regulations, judgments, orders, subpoenas, decrees, statutes, ordinances and other requirements of any Governmental Authority or instrumentality within the Territory.
     “Losses” has the meaning set forth in Section 8.1.
     “Monthly Report” has the meaning set forth in Section 4.2.1.
     “NDA” means Purdue’s FDA New Drug Application number 20-553 (including all amendments and supplements to the application).
     “NDC” means National Drug Code number.
     “Net Sales” means the gross amount invoiced for sale or other disposition of the Products by Distributor and its Affiliates to Third Parties, less the following amounts directly attributable to the Products: (a) sales and excise taxes, value added taxes, and duties which fall due as a direct consequence of such sales and any other governmental charges imposed upon the importation, use or sale, but only to the extent that such taxes and duties are (i) actually included and itemized in the gross amounts invoiced to and specifically paid by the purchaser over and above the usual selling price, (ii) not recovered or recoverable, and (iii) not income or franchise taxes or taxes in lieu

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

thereof; (b) trade, sales, trade show, quantity and early payment discounts and stocking allowances, except to the extent such discounts are greater than they otherwise would be for similar products sold in similar competitive markets in order to gain, maintain or otherwise facilitate sales of any of Distributor’s or its Affiliates’ other products; (c) credits to customers for purchaser returns, returned goods allowances, billing and shipping errors, recalls, rejected goods and damaged goods; (d) price adjustments, including those on customer inventories following price changes; (e) allowances or credits to customers on account of rejection, withdrawal, recall, or return; and (f) rebates, PBM administrative fees and wholesaler chargebacks or similar credits or payments granted to customers pursuant to contract or otherwise, including those granted to government agencies.
     “Net Sales Payment Certificate” has the meaning set forth in Section 4.2.1.
     “Party” means Purdue or Distributor and, when used in the plural, means Purdue and Distributor.
     “Person” means any individual, group, corporation, partnership, joint venture, limited liability company, trust, business association, organization, Governmental Authority, a division or operating group of any of the foregoing or other entity or organization, including any successors or assigns (by merger or otherwise) of any such entity.
     “Product” means, except when used in “Branded Products”, any of the authorized generic versions of the Branded Products listed on Schedule 1.1C. Each NDC (dosage strength) listed on Schedule 1.1C will constitute a separate Product. If the Purdue Election is made and the Third Party Agreement is entered into, “Product” shall mean an AB rated generic version of the Branded Product authorized for distribution and sale pursuant to the Third Party’s ANDA as set forth in Section 2.1.7.
     “Purdue” has the meaning set forth in the first paragraph of this Agreement.
     “Purdue Election” has the meaning set forth in the definition of Effective Date.
     “Purdue Indemnitees” has the meaning set forth in Section 8.2.
     “Quality Agreement” means the Quality Agreement to be mutually agreed between the Parties within 90 days after the date hereof.
     “Receiving Party” has the meaning set forth in the definition of Confidential Information.
     “Remainder Supply Amount” means *** Bottles in the Product mix set forth on Schedule 3.1.1.
     “Risk Management Program” means the activities and security controls that Purdue will require Distributor to follow as set forth on Schedule 1.1D, as may be amended by Purdue from time to time, in its sole discretion.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     “Selling Period” means the period beginning at 12:01 a.m., New York City time, on the Effective Date and ending on the Selling Termination Date.
     “Selling Termination Date” means the earlier of (a) the date on which Distributor has sold the entire Supply Amount and (b) ***.
     “Settlement Agreement” means the Settlement Agreement, dated as of the date hereof, by and among Purdue (on its own behalf and as successor in interest to The Purdue Pharma Company, a Delaware general partnership), The P.F. Laboratories, Inc., a New Jersey corporation and Purdue Pharmaceuticals L.P., a Delaware limited partnership, and Distributor and its Affiliates.
     “Specifications” means, for a Product, such specifications (other than indicia and name) for such Product as set forth in the NDA, as the same may be amended from time to time after the date of this Agreement.
     “Supply Amount” means *** Bottles in the Product mix set forth on Schedule 3.1.1. For the avoidance of doubt, the Supply Amount means the maximum number of Bottles in the Product mix set forth on Schedule 3.1.1 permitted to be sold hereunder and all sales and the arrangement of sales of the Product must immediately cease no later than the Selling Termination Date regardless of whether the amount of Bottles actually sold during the Selling Period is less than the Supply Amount.
     “Term” has the meaning set forth in Section 11.1.
     “Territory” means the United States of America, its territories and possessions.
     “Third Party” means any Person who or which is neither a Party nor an Affiliate of a Party.
     “Third Party Agreement” has the meaning set forth in Section 2.1.7.
     “Third Party Claim” has the meaning set forth in Section 8.1.
     “Trade” means wholesalers, chains, distributors, retailers, pharmacies, mail order pharmacies or any other classes of trade that participate in the distribution or sale of pharmaceutical products.
     “Voluntary Recall” has the meaning set forth in Section 9.2.1.
     1.2 Interpretations.
          1.2.1 In the event an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          1.2.2 The definitions of the terms herein apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun will include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation.” Unless the context requires otherwise, (A) any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or therein), (B) any reference to any Laws herein will be construed as referring to such Laws as from time to time enacted, repealed or amended, (C) any reference herein to any Person will be construed to include the Person’s successors and assigns, (D) the words “herein”, “hereof” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (E) any reference herein to the words “mutually agree” or “mutual written agreement” will not impose any obligation on either Party to agree to any terms relating thereto or to engage in discussions relating to such terms except as such Party may determine in such Party’s sole discretion, and (F) all references herein without a reference to any other agreement to Articles, Sections, Exhibits or Schedules will be construed to refer to Articles, Sections, Exhibits and Schedules of this Agreement.
ARTICLE II
DISTRIBUTORSHIP/APPOINTMENT
     2.1 Appointment/Authorization.
          2.1.1 At any time after ***, but prior to ***, either Purdue or Distributor may cause this Agreement to commence as of the Effective Date by making the Purdue Election or the Distributor Election. The Effective Date of this Agreement shall only occur as a result of either the Purdue Election or the Distributor Election. This Agreement shall automatically terminate and shall be of no further force and effect if (a) FDA Approval is granted before either Party has made an election to commence this Agreement or (b) neither Party has made such election prior to ***. If FDA Approval were to be granted on the same day as either Party attempted to make an election, such FDA Approval shall be deemed to have occurred prior to such attempted election and such attempted election shall be null and void. Subject to the terms and conditions set forth in this Agreement including those set forth in Section 2.1.7 below, upon and as of the Effective Date, Purdue appoints Distributor as an authorized non-exclusive distributor of the Products not to exceed the Supply Amount in the Territory during the Selling Period, and in connection with such appointment, grants to Distributor the right to market, distribute and sell the Products in amounts not to exceed the Supply Amount in the Territory during the Selling Period.
          2.1.2 Subject to the terms and conditions set forth in this Agreement including those set forth in Section 2.1.7 below, Distributor accepts the appointment as an authorized distributor of Products in the Territory from and after the Effective Date as provided in Section 2.1.1.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

          2.1.3 Pursuant to 21 C.F.R. §314.94(a)(12)(viii)(A), within *** days after receipt of the Initial Supply Amount or the Equivalent Supply Amount if Purdue has made the election for Distributor to enter into a distribution and supply agreement with a Third Party as set forth in Section 2.1.7, Distributor shall submit to the FDA with a copy to Purdue, an amendment to the patent certifications in Distributor’s ANDA with respect to the ’042 Patent, changing those certifications to certifications under 21 C.F.R. §314.94(a)(12)(i)(A)(3) and unconditionally requesting that the FDA promptly change the requested approval of the ANDA to a tentative approval and, if Distributor’s ANDA has received effective approval, such approval be rescinded and instead a tentative approval granted.
          2.1.4 [Intentionally left blank].
          2.1.5 Purdue specifically reserves the right, at its sole discretion, either directly or through its Affiliates or Third Parties, to: (i) manufacture, distribute and sell the Products to Distributor pursuant to this Agreement; and (ii) develop, manufacture, market, distribute and sell any products (including the Products and the Branded Products) anywhere in the world, including in the Territory.
          2.1.6 No rights, titles, interests, licenses, waivers, releases, authorizations or covenants (either express or implied) other than those expressly granted in this Section 2.1 have been or are granted (or should be construed to be granted) by or under this Agreement to Distributor in respect of the NDA or any other intellectual property or drug applications owned or controlled by Purdue or any of its Affiliates or with respect to the Products or the Branded Products.
          2.1.7 In lieu of and in full satisfaction of its obligations under this Agreement to supply the Supply Amount of Product to Distributor upon the making by Purdue of the Purdue Election or by the Distributor of the Distributor Election, Purdue may elect for Distributor to enter into a distribution and supply agreement with a Third Party (a “Third Party Agreement”), whereby Distributor would be supplied by such Third Party with an amount of an AB rated generic version of the Branded Product authorized for distribution and sale pursuant to the Third Party’s ANDA equal to the Supply Amount of the Product (the “Equivalent Supply Amount”) at Purdue’s direction and at the same cost that Purdue would sell Product to Distributor. If Purdue elects to have a Third Party supply the Equivalent Supply Amount, (i) the provisions of this Agreement (including the obligation of Distributor to withdraw its request for FDA Approval pursuant to Section 2.1.3), to the extent applicable, shall remain in full force and effect, (ii) Distributor will use its Commercially Reasonable Efforts to negotiate a Third Party Agreement with the Third Party in form and substance similar to this Agreement and (iii) Purdue and Distributor will amend this Agreement only to such extent as is necessary to reflect that such Third Party is supplying the Equivalent Supply Amount instead of Purdue. Purdue shall provide Distributor with written notice of its election under this Section 2.1.7 no later than three (3) Business Days after the making of the Purdue Election or the Distributor Election, as the case may be. Failure of Purdue to provide such written notice in a timely manner shall be deemed a waiver by it of its right to require Distributor to enter into the Third Party Agreement. If, despite the use of its Commercially

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Reasonable Efforts, Distributor is unsuccessful in negotiating and entering into a Third Party Agreement within thirty (30) days of the commencement of such negotiations with the Third Party following a Purdue Election, Distributor shall not be required to enter into a Third Party Agreement and the provisions of this Agreement shall remain in full force and effect. For clarity and notwithstanding anything in this Agreement to the contrary, (i) Purdue shall remain fully liable to Distributor for such Third Party’s performance of Purdue’s obligations to Distributor under this Agreement and (ii) Purdue’s indemnification obligations under Section 8.1 shall include any Third Party claims arising from or in connection with such Third Party’s gross negligence or willful misconduct or breach of any of Purdue’s representations, warranties, covenants or agreements under this Agreement.
          2.1.8 Purdue hereby covenants that neither it, nor any of its Affiliates, will sue, assert any claim or counterclaim against or otherwise participate in any action or proceeding in the United States against Distributor, its Affiliates or purchasers of Product claiming that the sale or offer for sale of Product pursuant to this Agreement infringes any patents owned, licensed or controlled by the Purdue Companies or their Affiliates now or in the future. This covenant not to sue shall be non-transferable (except as provided in Section 12.3 of this Agreement). Nothing in this Section 2.1.8 shall be interpreted to prohibit Purdue or its Affiliates from suing, asserting any claim or counterclaim against or otherwise participating in any action or proceeding against Distributor or its Affiliates not specifically precluded by this Section 2.1.8, including in order to enforce this Agreement, the Settlement Agreement or the Consent Judgment (as such term is defined in the Settlement Agreement).
     2.2 Limitation on Rights.
          2.2.1 Distributor is, and will remain subject at all times prior to, during and following the Term, to the terms and conditions of the Settlement Agreement.
          2.2.2 Distributor hereby acknowledges Purdue’s ownership of the NDA. Pursuant to the Settlement Agreement and the terms of this Agreement, Distributor will not (i) directly or indirectly contest the validity of the NDA or the right and title of Purdue therein and thereto, or (ii) claim or represent that under this Agreement Distributor has acquired any title in, ownership of, or right of reference to, the NDA or any other Purdue intellectual property or new drug application.
          2.2.3 Distributor will not use the NDA in any way other than in accordance with this Agreement.
          2.2.4 Except pursuant to the terms of the Settlement Agreement and this Agreement, Distributor will not, directly or indirectly through its Affiliates or Third Parties solicit offers for sale, offer to sell, sell, ship, or cause to be shipped into interstate commerce for commercial sale in the Territory, or make, have made, import, develop, acquire, license, distribute, promote or market in the Territory, any AB rated generic version of any Branded Product. During the Term, in no event will Distributor submit an ANDA to the FDA or any other Governmental

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Authority for any AB rated generic version of any Branded Product, except that Distributor may maintain on file, as provided for in the Settlement Agreement, Distributor’s ANDA.
          2.2.5 Without the prior written consent of Purdue, which may be withheld in Purdue’s sole discretion, Distributor will not grant sub-Distributorships or otherwise assign or grant an interest in any of its rights or obligations under this Agreement, in whole or in part, to its Affiliates or to Third Parties.
     2.3 Distributor Obligations.
          2.3.1 Commencing on the Effective Date, Distributor will use Commercially Reasonable Efforts to market, sell and distribute and will be responsible for marketing, sales and distribution of, the Products to the Trade throughout the Territory, including all operations relating to any of the foregoing (including pricing, invoicing, collections, customer returns, contracting, and rebates, including Medicaid rebates), and Distributor will comply with all Laws relating to all of the foregoing.
          2.3.2 In order to ensure proper allocation of Net Sales to Purdue, unless otherwise permitted in writing by Purdue in advance, Distributor shall not sell Products as part of (i) a Bundled Product or (ii) in any discounting program in which Distributor’s terms and conditions for sale are not applied to the Products in the same way that they are applied to the majority of Distributor’s other products. If no written permission is given by Purdue in advance and a Product is part of such a Bundled Product or such a discounting program, then the Product sale will be treated for purposes of this Agreement as if it were made at Distributor’s then prevailing list price for such Product.
          2.3.3 Distributor will market, sell and distribute all Products with the approved Label pursuant to Section 3.1.4.
     2.4 Meetings. The Parties will meet as needed, at such times and locations as are mutually acceptable to the Parties, to discuss each Party’s obligations under this Agreement and any disputes relating to the performance by each Party of its obligations hereunder. In connection with the foregoing, each Party will be responsible for all travel and related costs and expenses for its attendees at all such meetings in accordance with this Section 2.4.
ARTICLE III
GENERAL TERMS OF SUPPLY
     3.1 Sales and Supply of Product.
          3.1.1 Subject to the provisions of Section 2.1.7, if the Effective Date occurs, subject to Distributor’s compliance with Section 3.1.4 with respect to the selection of the indicia and Label, Purdue will use its best efforts to complete shipping to Distributor, no later than *** days after the Effective Date (but in no event later than *** days after the Effective Date), the

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Initial Supply Amount in the Product mix set forth on Schedule 3.1.1 subject to receiving from Distributor all documentation required by this Agreement or any Laws, including DEA Form 222. If Distributor makes the payments with respect to the Initial Supply Amount required by Section 4.1 within the time period set forth therein, Purdue will complete shipping to Distributor, no later than *** days after the date it receives the payments described above, the Remainder Supply Amount in the Product mix set forth on Schedule 3.1.1, subject to receiving from Distributor all documentation required by this Agreement or any Laws, including DEA Form 222. If Distributor does not make the payments required by Section 4.1 within the time period set forth therein, Purdue may elect, at its sole discretion, to terminate Distributor’s right to receive the Remainder Supply Amount. If Purdue elects to so terminate Distributor’s right, it shall send Distributor notice of such election. Purdue’s exercise of such election shall have no effect on any other rights or obligations of the Parties hereunder, including Distributor’s obligation to make the Initial Cost of Goods Sold Payment and the Initial Net Sales Payment.
          3.1.2 Distributor will sell the Products in accordance with the terms of this Agreement and immediately cease selling, marketing, and distributing the Products at the conclusion of the Selling Period.
          3.1.3 All Products supplied hereunder will be in finished dosage form, filled, packaged and Labeled for commercial sale in accordance with the terms and conditions of this Agreement, the Quality Agreement, the Specifications and applicable Laws. Purdue will be responsible for the purchase of all materials that are included in finished Products. If due to limitations on Purdue’s receiving a sufficient DEA quota of oxycodone or other materials, Purdue does not have sufficient manufacturing capacity to fulfill Distributor’s scheduled requirements for the Product in accordance with Section 3.1.1, Purdue may elect to extend the Selling Termination Date for up to *** months to enable it to supply such Product.
          3.1.4 Distributor will use the indicia selected by Purdue and will agree with Purdue within 30 days of the date hereof on a Label. Nothing contained herein will prevent Purdue from modifying the indicia or Labeling, so long as such changes conform to FDA requirements and the NDA relating to the Products. Purdue will be responsible for all indicia and Label modification costs if Purdue initiates any modification or change in the indicia or Label, or if the FDA requires the indicia or Label to be modified or changed. Purdue will notify Distributor promptly following a final decision to make changes to the indicia or Label or, if FDA approval is required, to seek approval for such changes, but in no event will Distributor be given less than 30 calendar days’ advance written notice of such modification, unless a shorter time is required to comply with FDA requirements. If Purdue elects to have a Third Party supply the Supply Amount, Distributor, Purdue and the Third Party will agree on the Label within 30 days after Purdue gives Distributor notice of such election under Section 2.1.7.
     3.2 Shipment.
          3.2.1 With KV’s consent, which will not be unreasonably withheld, conditioned or delayed, the Supply Amount may be adjusted among dosage strengths, without altering the total

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

API contained in the Supply Amount, to be in quantities consistent with Purdue’s then current minimum validated batch sizes for such Product, or multiples thereof.
          3.2.2 No terms and conditions contained in any preprinted form issued by either Party will be effective to the extent they are inconsistent with or modify the terms and conditions contained herein or in either the Quality Agreement or the Settlement Agreement.
     3.3 Storage and Shipments.
          3.3.1 Purdue will store and transport Products, and other Product materials and API according to the Specifications for the Products and applicable Good Manufacturing Practices.
          3.3.2 Purdue will notify Distributor when the scheduled delivery amounts become available for shipment. Within twenty-four (24) hours after receiving such notice, Distributor will provide to Purdue a DEA Form 222 and mutually agree with Purdue on a shipment date for the scheduled delivery amounts.
          3.3.3 Within two Business Days after the mutually agreed upon shipment date pursuant to Section 3.3.2, and Purdue’s receipt of all required documentation, including DEA Form 222, Purdue will ship Product to Distributor’s designated distribution facility listed on Schedule 3.3.3 (which may be amended by written agreement of the Parties from time to time) on Purdue’s customary carrier, C.I.P. (Incoterms 2000) customer destination, except that no shipments will be made on Friday, Saturday, Sunday, a legal holiday, or the day before a legal holiday in any week, and shipments due for those days will commence on the following Business Day.
          3.3.4 Each Party will be responsible for its own DEA reporting, where applicable. Purdue will obtain and pay for freight insurance, custom clearance (if necessary), and any duties or taxes in connection with the shipment of any Product to Distributor’s designated distribution facility. Only following approval and release from Purdue’s quality assurance group will Product be shipped to Distributor.
          3.3.5 Purdue will package the Product for shipment in accordance with its customary practices. Purdue will include the following with its shipment of the scheduled delivery amounts: (a) the Purdue lot and batch numbers for the Products constituting such scheduled delivery amounts, (b) the quantity of the Products included, (c) the Certificate of Analysis and (d) the Certificate of Compliance.
     3.4 Product Rejection.
          3.4.1 Distributor will give written notice to Purdue of any claim that any Product does not conform with the requirements set forth in the Quality Agreement promptly upon Distributor becoming aware of such non-compliance, but in no event later than seven calendar days after receipt of such Product by Distributor. In the event that Distributor fails to notify

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Purdue of any such claim within the applicable notice period specified in the preceding sentence, such Product will be deemed accepted by Distributor. Any such notice by Distributor pursuant to this Section 3.4.1 that any Product does not conform with the requirements set forth in the Quality Agreement must be accompanied by a reasonably detailed statement of Distributor’s findings of non-conformance. Such non-compliance is limited to physical inspection of the finished goods, as the Parties do not intend any method transfer protocol to be set forth herein. The Parties will cooperate in good faith to resolve any dispute arising under this Section 3.4.1. Distributor will not dispose of any Product claimed by it not to conform with the terms and conditions hereof until resolution of any dispute with respect thereto is finalized by the Parties. Such resolution may include a mutually agreed upon method to replace or re-label the non-conforming materials.
          3.4.2 If Purdue acknowledges an alleged nonconformity in writing, Purdue will promptly (and in any case within 10 Business Days thereafter) make arrangements for the return or disposal, at Purdue’s option, of the non-conforming Product, if in fact, the non-conforming Product cannot be reworked. Non-conformance relating to physical labeling or packaging will be addressed first by reworking the Product into acceptable physical labeling and/or packaging. If Purdue instructs Distributor to dispose of such non-conforming Product, Purdue will give Distributor written instructions as to the process by which Distributor or its agent must dispose of such non-conforming Product, and Distributor will provide Purdue with written certification of such destruction. Purdue will have the right to witness such destruction. Purdue will be under no obligation to accept a return of Product except as provided in this Section 3.4.2.
          3.4.3 If Product was in fact non-conforming (whether pursuant to Section 3.4.1 or if Purdue so acknowledges in writing), then, Purdue will use Commercially Reasonable Efforts to provide replacement Products for such non-conforming Product if Distributor returns such Product to Purdue or destroys such Product as instructed by Purdue. Replacement shipments will also be subject to the Product rejection procedures contained in this Section 3.4. The Selling Period will be extended for a period equal to the time elapsed between the original scheduled delivery date of Product and the receipt of replacement Product.
     3.5 Quality Control; Change in Specifications.
          3.5.1 The quality control obligations with respect to the manufacture, handling, storage and shipment of the Products are set forth in the Quality Agreement.
          3.5.2 All changes to Specifications must be in accordance with Purdue’s change control procedure set forth in the Quality Agreement.
ARTICLE IV
PAYMENTS AND REPORTS
     4.1 Payment to Purdue. As consideration to Purdue for the rights granted to Distributor under this Agreement, Distributor will, in accordance with the terms of this Article IV, pay to Purdue (i) the Initial Cost of Goods Sold Payment and the Initial Net Sales Payment within 45

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

calendar days of the delivery of the Initial Supply Amount pursuant to Section 3.1 of this Agreement and (ii) the Final Cost of Goods Sold Payment and the Final Net Sales Payment within 30 calendar days after the last sale of Products made under this Agreement. The calculation of Net Sales shall be made in accordance with the definition thereof and in accordance with GAAP. Simultaneously with the delivery of the Initial Supply Amount and the Remainder Supply Amount, Purdue shall deliver to Distributor a certificate from the Executive Vice President, Chief Financial Officer of Purdue certifying the amount of the Initial Cost of Goods Sold Payment for the Initial Supply Amount or the Final Cost of Goods Sold Payment for the Remainder Supply Amount, as the case may be, calculated in accordance with Schedule 1.1B.
     4.2 Reporting Obligations and Audit Rights.
          4.2.1 Each of the Initial Net Sales Payment and the Final Net Sales Payment by Distributor hereunder shall be accompanied by a certificate (the “Net Sales Payment Certificate”) from the Chief Financial Officer of Distributor or other executive officer of Distributor certifying as to (i) the number of Bottles of Products in each dosage strength sold by Distributor, (ii) the Net Sales derived from the sale of such Bottles, and (iii) the amount of the Net Sales payments payable with respect to such Net Sales. The Net Sales Payment Certificate will specify the extent to which the applicable Net Sales payment is based upon a good faith estimate of the Net Sales for any unsold portion of the Initial Supply Amount or Remainder Supply Amount, as the case may be. If Purdue disputes either of the Net Sales Payment amounts set forth in the Net Sales Payment Certificate, such dispute shall be resolved in accordance with this Section 4.2.1. In addition, Distributor shall deliver a report to Purdue for each calendar month during the Term that summarizes the following: (i) the total number of Bottles shipped, on a dosage strength by dosage strength basis, for such month; (ii) the number of returns, on a dosage strength by dosage strength basis, during such month; (iii) the differences between the number of Bottles shipped and returns for each month, on a dosage strength by dosage strength basis; (iv) the total number of Bottles shipped, on a dosage strength by dosage strength basis, since the Effective Date; (v) the number of returns, on a dosage strength by dosage strength basis since the Effective Date; and (vi) the difference between (iv) and (v), on a dosage strength by dosage strength basis (each a “Monthly Report”). Distributor shall deliver each Monthly Report to Purdue no later than five (5) calendar days after the end of the month that such Monthly Report covers to the attention of: Executive Vice President, Chief Financial Officer of Purdue, One Stamford Forum, 201 Tresser Boulevard, Stamford, CT 06901-3431.
                    (a) Purdue shall have the right to engage Deloitte & Touche Financial Advisory Services LLP, or another independent certified public accounting firm chosen by Purdue and reasonably acceptable to Distributor (a “CPA Firm”), to conduct an audit of Distributor for the purposes of confirming compliance with this Agreement, including the amount of Net Sales and the Initial Net Sales Payment and the Final Net Sales Payment. Such right shall exist during the Term and for a period of two (2) years after the Term and shall be limited to conducting such an audit no more than once per calendar year.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (b) The CPA Firm shall be given access to and shall be permitted to examine and copy such books and records of Distributor as it shall request upon ten (10) Business Days’ notice having been given by Purdue, during regular business hours, for the purpose of determining compliance with this Agreement, including the amount of Net Sales and the Initial Net Sales Payment and the Final Net Sales Payment. Prior to any such examination taking place, the CPA Firm shall enter into a confidentiality agreement reasonably acceptable to Distributor with respect to the information to which it is given access.
                    (c) If the CPA Firm determines non-compliance with this Agreement, including that the amount of Net Sales or the Initial Net Sales Payment or the Final Net Sales Payment is incorrect, then Purdue and Distributor shall be entitled to receive a full written report of the CPA Firm with respect to its findings. The determination by the CPA Firm following such audit shall be final and binding on the Parties, unless Distributor or Purdue challenges the findings of the CPA Firm. In the event Distributor or Purdue challenges the findings of the CPA Firm, the Parties shall submit such findings to a binding arbitrator, mutually acceptable to both Parties, and the findings of such arbitrator shall be binding upon the Parties.
                    (d) Upon completion of the CPA Firm’s audit, Distributor shall pay to Purdue the Initial Net Sales Payment amount or the Final Net Sales Payment amount that remains unpaid as determined by the CPA Firm. If the report of the CPA Firm shows that the Initial Net Sales Payment or the Final Net Sales Payment to which Purdue is entitled differs from the Net Sales amount reflected by Distributor in the Net Sales Payment Certificate, then in addition to the payment of the Initial Net Sales Payment or the Final Net Sales Payment amount that remains unpaid, Distributor shall be responsible for late payment interest from the date that the payment would have been due to Purdue and, if such difference is greater than ***%, for the fees and expenses of the CPA Firm in performing such audit. If the report of the CPA Firm shows a difference of less than ***%, each Party shall pay one-half of the fees and expenses of the CPA Firm in performing such audit. If the CPA Firm confirms that the Initial Net Sales Payment or the Final Net Sales Payment, as the case may be, reflected by Distributor in the Net Sales Payment Certificate is correct, Purdue shall be responsible for the fees and expenses of the CPA Firm in performing such audit. Distributor shall cooperate with the CPA Firm in conducting such audit, including by providing sales records relating to Distributor’s sale of Products.
     4.3 Mode of Payment. Distributor will make all payments required under this Agreement by electronic funds wire transfer in United States dollars to a bank account designated by Purdue from time to time. Distributor will give Purdue one Business Day’s written notice prior to making any such wire transfers.
     4.4 Records Retention. Distributor will keep complete, true and accurate records pertaining to its activities under this Agreement, including records pertaining to the sales of Products in the Territory and covering all transactions from which Net Sales are derived, in accordance with and for the time period required by Law, but in no event for a period of less than ten calendar years after the year in which such sales occurred (as currently required by Law), and in sufficient detail to permit Purdue to confirm the accuracy of Net Sales, the Initial Net Sales

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Payment and the Final Net Sales Payment due under this Agreement, the applicable “average manufacturer price” and/or the applicable “best price”.
     4.5 Certificates; Audit.
          4.5.1 Immediately upon the conclusion of the Selling Period, Distributor will give Purdue access to Distributor’s facilities, or such other places that Product is stored, upon reasonable notice in advance, in order to inventory the remaining Product (the “Inventoried Remaining Product”). Following the conclusion of the Selling Period, Distributor will also deliver to Purdue certificates from the Chief Executive Officer or the Chief Financial Officer of Distributor certifying (i) that Distributor ceased shipping the Product into interstate commerce for commercial sale in the Territory on the Selling Termination Date, (ii) the number of Bottles, allocated by dosage strength, sold by Distributor during the Selling Period, (iii) that all Inventoried Remaining Product has been or will be destroyed or returned to Purdue at Distributor’s sole cost and expense within five Business Days following the Selling Termination Date and (iv) that no sales resulting in sales above the Supply Amount were made by Distributor prior to the Selling Termination Date. The certifications referred to in clause (i) above will be delivered within two (2) Business Days following the Selling Termination Date and the certifications referred to in clauses (ii)-(iv) above will be delivered within ten (10) calendar days following the Selling Termination Date.
          4.5.2 Purdue will have the right to engage the CPA Firm to conduct an audit of Distributor for the purpose of confirming that no sales of any AB rated generic version of the Branded Product or Product by Distributor occurred other than during the Selling Period. Subject to its entering into a confidentiality agreement reasonably acceptable to Distributor, the CPA Firm will be given access to and will be permitted to examine and copy such books and records of Distributor as it will reasonably request upon five Business Days’ prior written notice having been given by Purdue for the purpose of reporting to the Parties that no sales of any AB rated generic version of the Branded Product or Product by Distributor occurred other than during the Selling Period. The determination by the CPA Firm following such audit will be final and binding on the Parties. Distributor will cooperate with and will cause its Affiliates to cooperate with all reasonable requests of the CPA Firm in conducting such audit, including by providing sales records relating to its sale of any Product.
     4.6 Taxes. Any and all transfer, sales, use, registration and other taxes imposed upon or with respect to or measured by the shipment by Purdue to Distributor of any Product under this Agreement will be the responsibility of and for the account of Distributor. Notwithstanding the previous sentence, Distributor will have no obligation to pay any income tax imposed on Purdue or any of its Affiliates which may arise from the transactions contemplated by this Agreement.
     4.7 Late Payments. In the event that any payment due by Distributor under this Agreement is not made when due, the payment will accrue interest from the date due at a rate equal to the lesser of (a) *** percent (*** %) above the prime rate reported in The Wall Street Journal (Eastern Edition) on the date such payment was due but not less than *** percent (*** %) and (b) the maximum permissible rate

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

under Law, with such interest to compound monthly. The payment of such interest will not limit Purdue from exercising any other rights it may have as a consequence of the lateness of any payment.
     4.8 Notice of Destruction of Records. Notwithstanding any other provision of this Agreement to the contrary, neither Party will destroy any records created under this Agreement without first giving the other Party advance written notice so that such Party may request additional retention of such records for good cause.
ARTICLE V
COVENANTS
     5.1 Mutual Covenants.
          5.1.1 Compliance with Laws. Each Party will maintain in full force and effect all necessary licenses, permits and other authorizations required by Law to carry out its duties and obligations under this Agreement. Each Party will comply in all material respects with all Laws applicable to its activities under this Agreement and the Quality Agreement. Distributor and Purdue will handle and store the Products in compliance in all material respects with all applicable Laws. Each Party will keep all records and reports required to be kept by applicable Laws. The Parties will reasonably cooperate with one another with the goal of ensuring full compliance in all material respects with applicable Laws. Each Party will cooperate with the other to provide such letters, documentation and other information on a timely basis as the other Party may reasonably require to fulfill its reporting and other obligations under applicable Laws to applicable Governmental Authorities.
          5.1.2 Reasonable Cooperation. Purdue and Distributor will each use Commercially Reasonable Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or proper to make effective the transactions contemplated by this Agreement, including such actions as may be reasonably necessary to obtain any approvals and consents of Governmental Authorities and other Persons; provided that no Party will be required to assume any other material obligation not otherwise required to be assumed by this Agreement or the Quality Agreement.
     5.2 Purdue Covenants.
                    (a) Purdue will comply in all material respects with all applicable Laws (including DEA and FDA regulations) relating to the manufacturing, packaging, Labeling, handling, storage and shipment of the Products, including filing with the FDA required notices, supplemental applications and annual or other reports, including adverse event reports, with respect to the NDA, except to the extent such non-compliance would not have a material adverse effect on the NDA, Branded Products or Products.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (b) Purdue will perform all stability and other testing sufficient to maintain the Product in conformity with the NDA.
                    (c) The Products manufactured by Purdue and supplied to Distributor under this Agreement:
                    (i) will not be adulterated under applicable Laws at the time they are tendered to Purdue’s customary carrier for shipment to Distributor;
                    (ii) will meet the Specifications therefor at the time they are tendered to Purdue’s customary carrier for shipment to Distributor;
                    (iii) will be manufactured, packaged and Labeled in accordance with Good Manufacturing Practices; and
                    (iv) will have a shelf life of not less than twenty (20) months at the time the Products are tendered to Purdue’s customary carrier for shipment to Distributor.
                    (d) Labels of Products will not be misbranded under applicable Laws, will meet the Specifications, and will be Labeled in accordance with Good Manufacturing Practices at the time the Products are tendered to Purdue’s customary carrier for shipment to Distributor.
                    (e) Purdue will review all marketing and sales materials within 30 Business Days after receipt from Distributor.
                    (f) Purdue will immediately inform Distributor if Purdue or any of its Affiliates providing services to Distributor in connection with this Agreement are debarred, under Section 306(a) or 306(b) of the Generic Drug Enforcement Act of 1992 or under 42 U.S.C. Section 1320-7, or are sanctioned by, suspended, excluded or otherwise ineligible to participate in any federal health care program, including Medicare and Medicaid or in Federal procurement or non-procurement programs.
     5.3 Distributor Covenants.
                    (a) Distributor will only sell and distribute the Product in the Territory, or make or solicit offers to sell the Product in the Territory during the Selling Period and in no event will such sales of the Product exceed the Supply Amount.
                    (b) Distributor will comply in all material respects with all applicable Laws (including DEA and FDA regulations) relating to the handling, storage and disposal of the Products.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (c) Distributor will comply with all applicable Laws related to the marketing, distribution and sale of the Products.
                    (d) Prior to Distributor using any marketing and sales materials pursuant to this Agreement, Distributor will submit to Purdue for Purdue’s written approval all such marketing and sales materials.
                    (e) Distributor will be responsible for all pricing decisions with respect to the Products.
                    (f) In accordance with applicable Law, Distributor will register and sell the Products using only NDC numbers that reflect Distributor as the distributor of the Products.
                    (g) Distributor will be responsible for all price reporting under Distributor’s own NDC for the Products to any and all Governmental Authorities, as well as to any Third Party pricing publications.
                    (h) Distributor will cause its employees responsible for the supply, distribution, sale or marketing of the Products in the Territory to act in accordance with the highest standards of the industry and in a professional, ethical and lawful manner, consistent with the same diligence used with regard to other products marketed by Distributor.
                    (i) Distributor acknowledges that nothing in this Agreement will grant to Distributor any rights, titles, interests, licenses, waivers, releases, authorizations or covenants to, or interest in, either express or implied, any intellectual property improvements, new formulations, indications, dosages, forms of administration, dosage strengths, or other presentations or uses of Product at any time, whether past, present or future, derived or developed by or on behalf of Purdue or its Affiliates, or any other product, compound or molecule owned or controlled, in whole or in part, by Purdue or its Affiliates.
                    (j) Distributor will not market, distribute or sell the Product to any Third Party in the Territory for resale outside of the Territory.
                    (k) Distributor will process and be responsible for all rebates, price protection claims and payments to Medicaid, Medicare, PBMs (pharmacy benefit managers) and other payors under Distributor’s NDC number, whether required by contract or Law, for the Products. Furthermore, for all rebates due under or calculated under 42 U.S.C. 1396r-8, Distributor acknowledges that it will treat the Products as innovator multiple source drugs, as defined in 42 U.S.C. 1396r-8(k)(7)(A)(ii), and that Distributor will carry over the base average manufacturer price for the Products in accordance with HCFA Labeler Release No. 26.
                    (l) Distributor will timely provide Purdue with Medicare “best price” and “average manufacturers price” data on a 9 and 11 digit NDC basis for each of the Products.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

                    (m) Distributor will take all reasonable actions to ensure that all discounts and price reductions offered to its customers and included in the definition of Net Sales fall within the discount safe-harbor to the federal anti-kickback statute, as described in 42 U.S.C. 1320a-7b(b)(3)(A) and 42 C.F.R. 1001.952(h).
                    (n) Distributor will process all customer returns of Product.
                    (o) Distributor will credit customers for the customers’ Product returns in accordance with Distributor’s general returns policy that applies to all of Distributor’s products, including the Products.
                    (p) Distributor will immediately inform Purdue if Distributor or any of its Affiliates providing services to Purdue in connection with this Agreement are debarred, under Section 306(a) or 306(b) of the Generic Drug Enforcement Act of 1992 or under 42 U.S.C. Section 1320-7, or are sanctioned by, suspended, excluded or otherwise ineligible to participate in any federal health care program, including Medicare and Medicaid or in Federal procurement or non-procurement programs.
                    (q) Distributor will comply with the Risk Management Program. Upon Purdue amending the Risk Management Program, Distributor will implement any additional risk management activities under such amended Risk Management Program as soon as possible.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES
     6.1 Representations and Warranties of Both Parties. Each of Purdue and Distributor represents and warrants to the other Party that:
          6.1.1 Organization. Each Party is duly organized and validly existing under the laws of its state of formation.
          6.1.2 Authority. Each Party has all the requisite power and authority to execute and deliver this Agreement and the Quality Agreement and to perform all of its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Quality Agreement and the performance by the Parties of their respective obligations hereunder and thereunder have been authorized by all requisite limited partnership or corporate action, as applicable, on their respective parts. This Agreement has been validly authorized, executed and delivered by each Party and constitutes a valid and binding obligation of each Party, enforceable against each Party in accordance with its terms.
          6.1.3 Consents and Approvals; No Violations.
                    (a) Except as otherwise set forth in this Agreement or the Settlement Agreement, no material filing with, and no material permit, authorization, consent or approval of

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

any Governmental Authority is necessary for the consummation by each Party of the transactions contemplated by this Agreement and the Quality Agreement, except for those filings, permits, authorizations, consents or approvals, the failure of which to be made or obtained would not materially impair such Party’s ability to consummate the transactions contemplated hereby, or materially delay the consummation of the transactions contemplated hereby.
                    (b) Neither the execution and delivery of this Agreement or the Quality Agreement by either Party, nor the performance by such Party of its obligations hereunder or thereunder, will (i) violate the organizational documents of such Party; or (ii) violate or conflict in any material respect with any Law, rule, regulation, judgment, order or decree of any court or Governmental Authority applicable to such Party or any Product, except for violations, breaches or defaults which would not have a material adverse effect on such Party’s ability to consummate the transactions contemplated hereby.
     6.2 Additional Purdue Representations and Warranties. Purdue represents and warrants to Distributor that:
                    (a) Purdue or one of its Affiliates owns and possesses all right, title and interest in, to and under the NDA.
                    (b) The NDA has been approved by the FDA, and neither Purdue nor any of its Affiliates has received any notice in writing that has, or reasonably should have, led Purdue to believe that such NDA is not currently effective or not currently in material compliance with all material Laws.
                    (c) Neither the execution and delivery of this Agreement nor the performance of Purdue’s obligations hereunder will conflict in any material respect with or result in a material violation or breach of, or constitute a material default under, any contract, agreement or instrument to which Purdue is bound.
                    (d) None of Purdue nor any of its Affiliates providing services to Distributor in connection with this Agreement has ever been:
                    (i) debarred, under Section 306(a) or 306(b) of the Generic Drug Enforcement Act of 1992, or under 42 U.S.C. Section 1320-7;
                    (ii) sanctioned by, suspended, excluded or otherwise ineligible to participate in any federal health care program, including Medicare and Medicaid or in Federal procurement or non-procurement programs; or
                    (iii) charged with or Convicted of any felony or misdemeanor under 42 U.S.C. Section 1320a-7(a) or 42 U.S.C. Section 1320a-7(b)(1)-(3), or otherwise proposed for exclusion.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     6.3 Additional Distributor Representations and Warranties. Distributor represents and warrants to Purdue that:
               (a) Distributor has utilized its own marketing and distribution expertise and experience to analyze and evaluate the commercial value of the Product and has solely relied on such analysis and evaluations in deciding to enter into this Agreement.
               (b) Neither Distributor nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any Person obtaining any interest in, or that would give to any Person any right to assert any claim in or with respect to, any of Distributor’s rights under this Agreement.
               (c) Neither the execution and delivery of this Agreement or the Quality Agreement nor the performance of its obligations hereunder or thereunder will conflict in any material respect with or result in a material violation or breach of, or constitute a material default under, any contract, agreement or instrument to which Distributor is bound, or result in the creation or imposition of any lien upon any Product.
               (d) None of Distributor nor any of its Affiliates providing services to Purdue in connection with this Agreement has ever been:
               (i) debarred, under Section 306(a) or 306(b) of the Generic Drug Enforcement Act of 1992, or under 42 U.S.C. Section 1320-7;
               (ii) sanctioned by, suspended, excluded or otherwise ineligible to participate in any federal health care program, including Medicare and Medicaid or in Federal procurement or non-procurement programs; or
               (iii) charged with or Convicted of any felony or misdemeanor under 42 U.S.C. Section 1320a-7(a) or 42 U.S.C. Section 1320a-7(b)(1)-(3), or otherwise proposed for exclusion.
               (e) None of Distributor nor any of its Affiliates has made any offers for sales or customer solicitations for any AB rated generic version of the Branded Product prior to the date of the Settlement Agreement.
     6.4 No Reliance by Third Parties. The representations and warranties of each Party set forth in this Agreement are intended for the sole and exclusive benefit of the other Party hereto, and may not be relied upon by any Third Party.
     6.5 Disclaimer of Warranties. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR THE SETTLEMENT AGREEMENT, NEITHER PARTY NOR THEIR AFFILIATES MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE,

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

OR NON-INFRINGEMENT, INCLUDING (1) FOR PURDUE WITH RESPECT TO PURDUE’S PATENTS, (2) ANY MATERIALS OR INFORMATION PROVIDED BY SUCH PARTY OR ANY OF ITS AFFILIATES UNDER THIS AGREEMENT OR THE SETTLEMENT AGREEMENT, OR (3) WITH RESPECT TO ANY PRODUCTS OR SERVICES OF EITHER PARTY HERETO OR THEIR AFFILIATES. FURTHERMORE, UNLESS EXPRESSLY STATED IN THIS AGREEMENT OR THE SETTLEMENT AGREEMENT, NOTHING IN THIS AGREEMENT OR THE SETTLEMENT AGREEMENT SHALL BE CONSTRUED AS A WARRANTY THAT ANY OF PURDUE’S PATENTS, THE PRACTICE OF ANY INVENTION CLAIMED IN ANY OF PURDUE’S PATENTS OR OTHER PROPRIETARY RIGHTS INCLUDED IN ANY OF PURDUE’S PATENTS OR ANY RIGHTS GRANTED BY PURDUE DO NOT, OR THE MAKING, HAVING MADE, USING, SELLING, OFFERING FOR SALE OR IMPORTING OF DISTRIBUTOR’S PRODUCTS BY ANY PERSON DOES NOT, INFRINGE ANY PATENT RIGHTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF ANY THIRD PARTY. IT IS HEREBY AGREED AND ACKNOWLEDGED BY DISTRIBUTOR THAT PURDUE IS GIVING NO GUARANTEE OR WARRANTY, EXPRESS OR IMPLIED, TO DISTRIBUTOR IN RELATION TO THE SAFETY OR THERAPEUTIC EFFECTIVENESS OF THE DISTRIBUTOR’S PRODUCTS OR THE VALIDITY OR ENFORCEABILITY OF ANY INTELLECTUAL PROPERTY RIGHTS. FURTHER, DISTRIBUTOR WILL NOT GIVE ANY SUCH GUARANTEE OR WARRANTY TO ANY THIRD PARTIES ON BEHALF OF PURDUE.
ARTICLE VII
INTELLECTUAL PROPERTY
     7.1 Limited Intellectual Property Rights. Distributor acknowledges that by entering into this Agreement, Distributor will not have, assert or acquire any right, title, license, interest, waiver, release, right of reference, authorization or covenant, express or implied, in or to any Purdue intellectual property or other proprietary rights of Purdue, except as may be necessary for Distributor to distribute the Product as explicitly provided for in this Agreement.
     7.2 No Improvements. Distributor will not make any improvements or modifications to the Products.
     7.3 Improvements. Any improvements to the Branded Products or the Products will be the sole and exclusive property of Purdue, and Purdue will have the exclusive right to file for intellectual property protection for such improvements.
ARTICLE VIII
INDEMNIFICATION; LIMITATIONS ON LIABILITY

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     8.1 Purdue Indemnity. Purdue will indemnify, defend, save, protect, and hold harmless Distributor and its Affiliates and their respective directors, officers, employees, and agents (“Distributor Indemnitees”) from and against any and all losses, claims, damages, liabilities, costs and expenses (including reasonable attorneys’ fees and expenses and court costs) (collectively, “Losses”) resulting or arising from any Third Party claims, suits, actions, proceedings or litigation (“Third Party Claims”) arising from or in connection with:
               (a) Purdue’s negligence or willful misconduct in performing any of its obligations under this Agreement; or
               (b) a breach by Purdue of any of its representations, warranties, covenants or agreements under this Agreement;
provided, however, that in all cases referred to in this Section 8.1, Purdue will not be liable to indemnify Distributor for any Losses of Distributor to the extent that such Losses of Distributor were caused by: (i) the negligence or willful misconduct or wrongdoing of Distributor or (ii) any breach by Distributor of its representations, warranties, covenants or agreements under this Agreement.
     8.2 Distributor Indemnity. Distributor will indemnify, defend, save, protect, and hold harmless Purdue and its Affiliates and their respective directors, officers, employees, and agents (collectively, the “Purdue Indemnitees”) from and against any and all Losses resulting or arising from any Third Party Claims arising from or in connection with:
               (a) Distributor’s negligence or willful misconduct in performing any of its obligations under this Agreement;
               (b) a breach by Distributor of any of its representations, warranties, covenants or agreements under this Agreement; or
               (c) any action against Purdue based upon dissemination of information by Distributor or its Affiliates concerning any product which contains oxycodone;
provided, however, that in all cases referred to in this Section 8.2, Distributor will not be liable to indemnify Purdue for any Losses of Purdue to the extent that such Losses of Purdue were caused by: (i) the negligence or willful misconduct or wrongdoing of Purdue or (ii) any breach by Purdue of its representations, warranties, covenants or agreements under this Agreement.
     8.3 Procedure for Indemnification.
          8.3.1 Notice. In the case of a Third Party Claim as to which a Party (the “Indemnifying Party”) may be obligated to provide indemnification pursuant to this Agreement, such Party seeking indemnification hereunder (the “Indemnitee”) will notify the Indemnifying Party in writing of the Third Party Claim (and specifying in reasonable detail the factual basis for the Third Party Claim and, to the extent known, the amount of the Third Party Claim) promptly

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

after becoming aware of such Third Party Claim; provided, however, that failure to give such notification will not affect the indemnification provided hereunder except to the extent the Indemnifying Party will have been actually prejudiced as a result of such failure.
          8.3.2 Defense of Claim.
               (a) If a Third Party Claim is made against an Indemnitee, the Indemnifying Party will be entitled to assume the defense of the Indemnitee by providing written notice to the Indemnitee of its intention to assume the defense of such Third Party Claim (at the expense of the Indemnifying Party) within thirty (30) calendar days after receipt of written notice from the Indemnitee of such Third Party Claim, with counsel selected by the Indemnifying Party and reasonably satisfactory to the Indemnitee for so long as the Indemnifying Party is conducting a good faith and diligent defense.
               (b) Should the Indemnifying Party so elect to assume the defense of the Indemnitee, the Indemnifying Party will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense thereof; provided, that if under applicable standards of professional conduct a conflict of interest exists between the Indemnifying Party and the Indemnitee in respect of such claim, such Indemnitee will have the right to employ separate counsel to represent such Indemnitee with respect to the matters as to which a conflict of interest exists, and in that event the reasonable fees and expenses of such separate counsel will be paid by such Indemnifying Party; provided, further, that the Indemnifying Party will only be responsible for the reasonable fees and expenses of one separate counsel for such Indemnitee.
               (c) If the Indemnifying Party assumes the defense of the Indemnitee, the Indemnitee will have the right to participate in such defense and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party.
               (d) If the Indemnifying Party assumes the defense of the Indemnitee, the Indemnifying Party will promptly supply to the Indemnitee copies of all correspondence and documents relating to or in connection with such Third Party Claim and keep the Indemnitee informed of developments relating to or in connection with such Third Party Claim, as may be reasonably requested by the Indemnitee (including providing to the Indemnitee on reasonable request updates and summaries as to the status thereof).
               (e) If the Indemnifying Party assumes the defense of the Indemnitee, the Indemnitee will, and will cause all Distributor Indemnitees or Purdue Indemnitees, as the case may be, to reasonably cooperate with the Indemnifying Party in the defense thereof (including making documents and records available for review and copying and making Persons within its/his/her control available for pertinent testimony).
               (f) If the Indemnifying Party does not elect to assume the defense of the Indemnitee or does not provide written acknowledgement of the defense of the Indemnitee within the 30-day period set forth in Section 8.3.2(a), or if a good faith and diligent defense is not being or

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ceases to be conducted by the Indemnifying Party, the Indemnitee will have the right, at the reasonable expense of the Indemnifying Party, after three (3) Business Days’ notice to the Indemnifying Party of its intent to do so, to undertake the defense of the Indemnitee (at the reasonable expense of the Indemnifying Party) with counsel reasonably selected by the Indemnitee, and to compromise or settle such Third Party Claim, with the Indemnifying Party’s reasonable consent (which consent will not be unreasonably withheld, delayed or conditioned).
          8.3.3 Settlement of Claims. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will agree (which agreement will not be unreasonably withheld, delayed or conditioned) to a reasonable settlement, compromise or discharge of such Third Party Claim that the Indemnifying Party may recommend; provided, however, that, without the Indemnitee’s prior written consent, the Indemnifying Party will not consent to any settlement, compromise or discharge (including the consent to entry of any judgment), and the Indemnitee may refuse to agree to any such settlement, compromise or discharge, that provides for injunctive or other non-monetary relief affecting the Indemnitee. If the Indemnifying Party acknowledges in writing its obligation to indemnify the Indemnitee for a Third Party Claim, the Indemnitee will not (unless required by law) admit any liability with respect to, or settle, compromise or discharge (“Indemnitee Settlement”), such Third Party Claim without the Indemnifying Party’s prior written consent (which consent will not be unreasonably withheld, delayed or conditioned) and if such consent is not received, then the Indemnifying Party will have no obligation or liability under this Article VIII for any Indemnitee Settlement.
     8.4 Limitations on Liability. Nothing in this Article VIII will act to negate any obligation under common law of either Party to mitigate damages with respect to any Third Party Claim for which such Party is seeking indemnification from the other Party hereunder.
ARTICLE IX
COMPLIANCE WITH GOVERNMENTAL AUTHORITY REGULATIONS
     9.1 Governmental Authority Communications. Purdue will be responsible for all communications with any Governmental Authority relating to Purdue’s manufacturing activities under this Agreement and will have the responsibility to communicate with any Governmental Authority concerning the marketing, distribution, or sale of the Products (except as otherwise required by applicable Law); provided, however, Distributor will have the responsibility (a) to communicate with any Governmental Authority concerning all obligations for federal or state governmental rebate reporting and payments required thereunder, (b) for all price reporting for the Products to any and all Governmental Authorities, as well as to any Third Party pricing publications, and (c) for all rebates, price protection claims and payments to Medicaid, Medicare, PBMs (pharmacy benefit managers) and other payors under Distributor’s NDC number, whether required by contract or Law, for the Products, and Purdue will provide Distributor with copies of all correspondence from the FDA authorizing the marketing, distribution or sale of the Products. In addition to the foregoing, Purdue will be responsible for reviewing, processing, and responding

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

to all regulatory communications relevant to Product quality, including communications relating to product defects, adverse event reports and medical inquiries relating to product complaints.
     9.2 Governmental and Regulatory Inspections. Each Party will notify the other Party of any inspections by any Governmental Authorities of the premises where the Product is being manufactured, tested or stored, to the extent such inspection relates to the manufacture, storage or distribution of the Products, within five Business Days after such inspection, and will provide to the other Party copies of all Forms 483 or other similar notifications of observations relating to the production, testing, storage, use or sale of the Products, redacted as necessary with respect to any portions of the Form 483 not pertaining to the Products, within five Business Days after they are received by or on behalf of a Party from the FDA or any Governmental Authority. All notices sent to a Party pursuant to this Section 9.2 will be sent to such Party in accordance with the Quality Agreement.
          9.2.1 Voluntary Recalls. Each Party will notify the other Party in the event that such Party determines that any Product already in interstate commerce in the Territory presents a risk of injury or gross deception or is otherwise defective and that recall of such Product is appropriate (a “Voluntary Recall”), and Purdue solely, after consultation with Distributor, will make the decision whether to initiate a Voluntary Recall and will control all recall activities and the Parties will follow the Product recall procedure set forth in the Quality Agreement.
               (a) If Distributor requests a Voluntary Recall, Distributor will be responsible for all expenses incurred by Purdue in connection with its cooperation in facilitating such Voluntary Recall, except to the extent that such Voluntary Recall is attributable to a breach by Purdue of its representations, warranties, covenants or agreements under this Agreement (in which case, to such extent, Purdue will be responsible for the expenses associated with any such Voluntary Recall, including any reasonable out of pocket expenses incurred by Distributor in connection with its cooperation in facilitating such Voluntary Recall).
               (b) If Purdue requests a Voluntary Recall, Purdue will be responsible for all expenses of such Voluntary Recall (including any reasonable out of pocket expenses incurred by Distributor in connection with its cooperation in facilitating such Voluntary Recall), except to the extent that such Voluntary Recall is attributable to a breach by Distributor of its representations, warranties, covenants or agreements under this Agreement (in which case, to such extent, Distributor will be responsible for the expenses associated with any such Voluntary Recall, including any reasonable out of pocket expenses incurred by Purdue in connection with its cooperation in facilitating such Voluntary Recall).
               (c) Any expenses incurred by either Party in connection with a Voluntary Recall will not be included in any calculation of Net Sales for any Product.
          9.2.2 Involuntary Recalls. In the event that any applicable Governmental Authority should issue a request, directive or order that a Product be recalled (“Involuntary

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Recall”), Purdue will control all recall activities and the Parties will follow the Product recall procedure set forth in the Quality Agreement.
               (a) In the event of an Involuntary Recall of any Product inventory (e.g., batch recall), Purdue will be responsible for all expenses of such Involuntary Recall (including any reasonable out-of-pocket expenses incurred by Distributor in connection with its cooperation in facilitating such Involuntary Recall), except to the extent that such Involuntary Recall is attributable to a breach by Distributor of its representations, warranties, covenants or agreements under this Agreement (in which case to such extent Distributor will be responsible for the expenses associated with any such Involuntary Recall, including any reasonable out-of-pocket expenses incurred by Purdue in connection with its cooperation in facilitating such Involuntary Recall).
               (b) Any expenses incurred by either Party in connection with such an Involuntary Recall will not be included in any calculation of Net Sales for any Product.
     9.3 Quality Agreement. The Quality Agreement will include protocols and specific responsibilities for handling all Product quality complaints, adverse event reports and professional medical service inquiries in accordance with Purdue’s standard operating procedures and in conformity with applicable Laws.
ARTICLE X
CONFIDENTIALITY
     10.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed to in writing, Distributor and Purdue each agree that, until the later of (i) the termination of this Agreement and (ii) ten (10) years after the date of disclosure, each of Distributor or Purdue, upon receiving or learning of any Confidential Information of the other Party, will keep such Confidential Information confidential and otherwise will not disclose or use such Confidential Information for any purpose other than as provided for in this Agreement. For the purposes of this Agreement, the existence and terms of this Agreement and the Settlement Agreement shall be deemed Confidential Information. The Receiving Party will advise its Affiliates, directors, officers, employees, agents, consultants, lenders and professional advisors who might have access to the Disclosing Party’s Confidential Information of the confidential nature thereof and agrees that its Affiliates, directors, officers, employees, agents and consultants, lenders and professional advisors will be bound by the terms of this Agreement. The Receiving Party will not disclose any Confidential Information of the Disclosing Party to any Affiliate, director, officer, employee, agent, consultant, lender or professional advisor who does not have a need to know such Confidential Information.
     10.2 Authorized Disclosure. The Receiving Party may disclose Disclosing Party’s Confidential Information to Receiving Party’s Affiliates, directors, officers, employees, agents and consultants, lenders and professional advisors who need to receive the Confidential Information in order to further the activities contemplated in this Agreement, and who are made

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

aware of the confidential nature of the Confidential Information. The Receiving Party must (i) enforce the terms of this Article X as to its respective Affiliates, directors, officers, employees, agents, consultants, lenders and professional advisors; (ii) take such action to the extent reasonably necessary to cause its Affiliates, directors, officers, employees, agents, consultants, lenders and professional advisors to comply with the terms and conditions of this Article X; and (iii) be responsible and liable for any breach of the provisions of this Article X by it or its Affiliates, directors, officers, employees, agents, consultants, lenders and professional advisors. Each Party will take reasonable precautions to safeguard the Confidential Information of the other Party. Each Party will also have the right to make disclosures of such portions of the other Party’s Confidential Information to the DEA or to any other Governmental Authorities where such disclosure is necessary for such Party to perform its obligations under this Agreement. In addition, the Receiving Party may disclose those portions of the Disclosing Party’s Confidential Information required to be disclosed by legal process; provided, in each case the Receiving Party, to the extent it is lawfully able to do so, promptly informs the Disclosing Party, uses reasonable efforts to limit the disclosure and maintains the confidentiality to the extent possible and permits the Disclosing Party to attempt by appropriate legal means to limit such disclosure. Notwithstanding anything to the contrary in this Section 10.2, Purdue may disclose the terms of this Agreement, upon the prior written consent of Distributor (not to be unreasonably withheld, conditioned or delayed), to Third Parties in connection with patent litigation involving the Purdue Patents or the Foreign Patents (each as defined in the Settlement Agreement) or in connection with settlement discussions and agreements with alleged infringers of the Purdue Patents or the Foreign Patents, subject to all such Third Parties keeping the terms of this Agreement strictly confidential in accordance with the terms hereof.
     10.3 Remedies. Each Party understands and agrees that the wrongful disclosure of the other Party’s Confidential Information may result in serious and irreparable damage to the other Party hereto, that the remedy at law for any breach of this covenant may be inadequate, and that the Disclosing Party will be entitled to seek injunctive relief without the posting of any bond or other security, enjoining or restraining any Person from any violation or threatened violation of this Article X, without prejudice to any other rights and remedies to which it may be entitled.
     10.4 Return of Confidential Information. Except as otherwise set forth in this Agreement, upon termination of this Agreement, the Receiving Party will promptly return all of the Disclosing Party’s Confidential Information, including all reproductions and copies thereof in any medium, except that the Receiving Party may retain a reasonable number of archival copies as may be required by law or its standard procedures.
     10.5 Unauthorized Use. If either Party becomes aware or has knowledge of any unauthorized use or disclosure of the other Party’s Confidential Information, it will promptly notify the other Party of such unauthorized use or disclosure.
     10.6 Exclusive Property. All Confidential Information is the sole and exclusive property of the Disclosing Party and the permitted use thereof by the Receiving Party for purposes

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

of its performance hereunder will not be deemed a right, license or covenant, either express or implied, of the Receiving Party to use any such Confidential Information for any other purpose.
ARTICLE XI
TERM; TERMINATION
     11.1 Term. This Agreement will become effective as of the Effective Date and will expire upon the later of (i) Purdue’s receipt of the final Net Sales Payment, and (ii) delivery to Purdue of the last of the certificates required to be delivered pursuant to Sections 4.2 and 4.6, in each case unless this Agreement is terminated earlier (the “Term”). This Agreement shall automatically terminate and shall be of no further force and effect if (a) FDA Approval is granted before or on the same day that either Party has made an election to commence this Agreement, (b) neither Party has made such election prior to ***, (c) the Settlement Agreement is no longer in full force or effect or (d) Distributor or any party acting on its behalf or succeeding to its rights attempts to reject or disavow the Settlement Agreement or any of the other Settlement Documents.
     11.2 Termination. This Agreement may be terminated under any of the following circumstances:
          11.2.1 Material Breach. Failure by either Party to comply in any material respect with any of its obligations contained in this Agreement with respect to a Product will entitle the other Party, if it is not in material default hereunder, to give to the Party in default notice specifying the nature of the default and requiring it to cure such default. If such default is not cured within fifteen (15) calendar days after the receipt of such notice, the notifying Party will be entitled, without prejudice to any of its other rights conferred on it by this Agreement, and in addition to any other remedies available to it at law or in equity, to terminate this Agreement by giving written notice, to take effect immediately upon delivery of such notice. For purposes of this Section 11.2.1, a material breach of this Agreement will include sales of any AB rated generic version of Branded Product by Distributor other than during the Selling Period.
          11.2.2 Bankruptcy and Certain Other Events. This Agreement may be terminated, prior to the expiration of the Term, immediately by either Party upon written notice to the other Party in the event that the other Party hereto (a) applies for, consents to, becomes the subject of the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (b) makes a general assignment for the benefit of its creditors, (c) commences a voluntary case under the United States Bankruptcy Code, as now or hereafter in effect (the “Bankruptcy Code”) or (d) becomes the subject of an involuntary case under the Bankruptcy Code or similar insolvency proceeding, which case or proceeding has not been dismissed or otherwise stayed within ninety (90) calendar days.
          11.2.3 Occurrence of Serious Safety Event. If there occurs a serious and unexpected event with respect to safety issues involving any Product, as a result of which the NDA has been terminated or suspended in the Territory or any Governmental Authority has directed

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

discontinuance of development, use or sale of the Product in the Territory, then either Party may terminate this Agreement by giving written notice, to take effect immediately upon delivery of such notice to the other Party.
          11.2.4 Settlement Agreement. In the event Distributor fails to comply with any of the terms or conditions of the Settlement Agreement or this Agreement, including (i) prohibitions on Distributor and its Affiliates shipping, or causing to be shipped, any AB rated generic version of Branded Product into interstate commerce for commercial sale in the Territory or (ii) prohibitions on making offers for sales or customer solicitations for any AB rated generic version of Branded Product, other than during the Selling Period, then notwithstanding any other provision contained in this Agreement, Purdue will have the right to terminate this Agreement by giving written notice to Distributor, such termination to take effect immediately upon the delivery of such notice to Distributor.
     11.3 Effect of Termination.
          11.3.1 In the event this Agreement is terminated pursuant to Section 11.1 or 11.2, the termination notice provisions, if any, of such Sections will apply. Upon the effectiveness of termination pursuant to Section 11.1 or 11.2, Distributor will not solicit offers for sale, offer to sell, sell, ship, or cause to be shipped, the Product into interstate commerce for commercial sale in the Territory. At Purdue’s option, Distributor will within five Business Days after the related termination effective date (a) return all remaining inventory to Purdue, or (b) destroy all remaining inventory, in each case at Distributor’s sole cost and expense.
          11.3.2 In the event of any termination, Distributor will be responsible to pay Purdue its Initial Cost of Goods Sold Payment, Final Cost of Goods Sold Payment, Initial Net Sales Payment and Final Net Sales Payment, as applicable, on any sales of such Products during the Selling Period. Upon the conclusion of the Selling Period or upon the termination of this Agreement, Distributor will immediately stop marketing, selling and distributing Product to the Trade.
          11.3.3 Without limiting either Party’s right to damages for any breach of this Agreement, neither Purdue nor Distributor will incur any liability to the other solely by reason of the termination of this Agreement as provided herein, whether for loss of goodwill, anticipated profits or otherwise.
          11.3.4 Upon termination of this Agreement, the rights granted to Distributor pursuant to Section 2.1.1 with respect to Products will immediately terminate and each Party and its respective Affiliates and agents will cease any and all use of Confidential Information of the other Party relating to the Products.
     11.4 Accrued Rights; Surviving Obligations.
          11.4.1 Termination or relinquishment of this Agreement for any reason will be without prejudice to any rights that will have accrued to the benefit of either Party prior to such

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

termination or relinquishment, and such termination or relinquishment will not relieve either Party from obligations which are expressly indicated to survive termination of this Agreement.
          11.4.2 All of the Parties’ rights and obligations under Articles I (Definitions; Interpretations), IV (Payments and Reports) (as applicable), VII (Intellectual Property), VIII (Indemnification; Limitations on Liability), IX (Compliance with Governmental Authority Regulations), X (Confidentiality), and XII (Miscellaneous Provisions), and Sections 2.2, 11.3 (Effect of Termination) (as applicable) and 11.4 (Accrued Rights; Surviving Obligations) will survive termination hereof.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

ARTICLE XII
MISCELLANEOUS PROVISIONS
     12.1 Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by a Force Majeure Event and the non-performing Party promptly provides written notice to the other Party of such inability and of the period for which such inability is expected to continue. Such excused performance will be continued so long as the condition constituting a Force Majeure Event continues and the non-performing Party takes reasonable efforts to remove the condition. For purposes of this Agreement, a Force Majeure Event will include conditions caused by occurrences beyond the control of the Parties affected, including an act of God, an act, pronouncement, omission or delay in acting by any Governmental Authority (including the FDA and the DEA) or the other Party, war, an act of war, terrorism, insurrection, riot, civil commotion, epidemic, failure or default of public utilities or common carriers, unavailability of one or more raw materials, labor strike, lockout, labor disturbance, embargo, fire, earthquake, flood, storm or like catastrophe (each a “Force Majeure Event”). Notwithstanding the foregoing, nothing in this Section 12.1 will excuse or suspend the obligation of either Party to make any payment due under this Agreement or to comply with the Quality Agreement in the manner and at the time provided.
     12.2 Notice. All notices, instructions and other communications hereunder or in connection herewith will be in writing, will be sent to the addresses below and will be: (a) delivered personally; (b) sent by registered or certified mail, return receipt requested, postage prepaid; (c) sent via a reputable nationwide overnight courier service; or (d) sent by facsimile transmission. Any such notice, instruction or communication will be deemed to have been delivered (w) upon receipt if delivered by hand, (x) three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, (y) one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or (z) when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a Business Day; otherwise, on the next Business Day following such transmission).
For Purdue:
Purdue Pharma L.P.
One Stamford Forum
201 Tresser Boulevard
Stamford, CT 06901-3431
Attention: General Counsel
Fax: (203) 588-6204
with a copy to:
Chadbourne & Parke LLP
30 Rockefeller Plaza

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

New York, NY 10112
Attention: Stuart D. Baker
Fax: (212) 541-5369
For Distributor:
KV Pharmaceutical Company
2503 South Hanley Road
St. Louis, Missouri 63144
Attention: Paul Brady
Fax: (314) 644-2419
with a copy to:
Locke Lord Bissell & Liddell
3 World Financial Center
New York, New York 10281-2101
Attention: John F. Sweeney
Fax No.: (212) 303-2754
     12.3 Assignment. This Agreement is binding upon and will inure to the benefit of each Party hereto and each of its successors and permitted assigns. Distributor may not assign (including by way of merger, acquisition, consolidation, sale of stock, sale of assets, operation of law or otherwise) this Agreement without the prior written consent of Purdue which may be withheld in Purdue’s sole discretion; provided, however, that, in the event such consent is granted, no such assignment shall in any manner limit or impair the obligations of Distributor hereunder; and provided further, however, that any party that acquires this Agreement as a result of such assignment and any Affiliate of such party will thereby become subject to the terms and conditions of this Agreement. If notwithstanding the above, there is a Change of Control of Distributor, this Agreement shall be deemed to be assigned and each Person or entity directly or indirectly controlling Distributor and each Affiliate of such Person or entity shall become subject to the terms and conditions of this Agreement and shall agree in writing to be bound hereby, and Distributor shall remain primarily liable for the performance of all its obligations under this Agreement and for causing its assignees to act in a manner consistent herewith. For purposes of this Section 12.2, “Change of Control” shall mean the transfer or disposition (including by way of merger, acquisition, consolidation, sale of stock, sale of assets, operation of law or otherwise) of more than 50% of the total assets, equity interests, or voting power of Distributor or the appointment of a trustee, receiver, examiner or liquidator for Distributor. Any assignment or attempted assignment by Distributor of this Agreement or the rights and obligations granted to Distributor hereunder in contravention of the provisions of this Section 12.3 will be void and will have no force or effect.
     12.4 No Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, will be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. Except as expressly set forth in this Agreement, all rights and remedies available to a Party, whether under this Agreement or afforded by Law or otherwise, will be cumulative and not in the alternative to any other rights or remedies that may be available to such Party.
     12.5 Injunction. Distributor acknowledges and agrees that Distributor’s violation or breach of this Agreement, including by making sales (i) of any AB rated generic version of the Branded Product other than during the Selling Period or (ii) in excess of the Supply Amount or after the conclusion of the Selling Period would cause Purdue to suffer substantial damages and irreparable harm that could not adequately be remedied by an action at law, including causing Purdue to be in violation or breach of, or severely disadvantaged under, certain material agreements Purdue has entered into with Third Parties. Accordingly, Distributor agrees that Purdue will be entitled, without limitation, to specific performance or preliminary or permanent injunctive relief without the requirement of posting a bond in any action, hearing, litigation or suit for violation or breach of this Agreement, such rights and remedies being in addition to all other rights and remedies available to Purdue at law, in equity or otherwise, and Distributor will not assert in opposition to Purdue’s request for any equitable relief that Purdue has an adequate remedy at law. Distributor agrees that jurisdiction and venue for any such action under this Section 12.5 exists in the United States District Court for the Southern District of New York, and waives any and all defenses based on personal jurisdiction, subject matter jurisdiction and venue, or to the extent any such waiver is not enforceable, Distributor agrees not to assert such defense.
     12.6 Governing Law. This Agreement, including the interpretation, performance, enforcement, breach or termination thereof and any remedies relating thereto, will be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of law rules.
     12.7 Entirety of Agreement. This Agreement, the Quality Agreement and the Settlement Agreement, and all schedules and exhibits attached hereto and thereto, set forth the complete, final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto and supersede and terminate all prior covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement or the Quality Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party.
     12.8 Public Announcements. The form and content of any public announcement, including any press release, to be made by one Party regarding this Agreement, or the subject matter contained herein, will be subject to the prior written consent of the other Party, provided

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that this provision will not preclude a Party from making disclosures required by applicable Law (including disclosure requirements under federal or state securities laws, NASDAQ or any stock exchange requirements, or otherwise), in which event the disclosing Party will give the other Party reasonable advance notice of at least two (2) Business Days to review and comment on such disclosure. Notwithstanding the foregoing, after the earlier of (i) the date of the Consent Judgment (as such term is defined in the Settlement Agreement) and (ii) ninety (90) days after the date of the Settlement Agreement, either Party may announce that this Agreement has been entered into. The disclosing Party will use Commercially Reasonable Efforts to obtain confidential treatment of such information that is required to be disclosed by Law. The Parties shall also consult with each other with respect to any disclosures required to be made to the FDA as a result of this Agreement.
     12.9 Relationship of the Parties. Neither Party will have any responsibility for the hiring, termination or compensation of the other Party’s employees or for any employee benefits of such employee. No employee or representative of a Party will have any authority to bind or obligate the other Party to this Agreement for any sum or in any manner whatsoever, or to create or impose any contractual or other liability on the other Party without said Party’s approval. For all purposes, and notwithstanding any other provision of this Agreement to the contrary, Distributor’s legal relationship to Purdue under this Agreement will be that of independent contractor. This Agreement is not a partnership agreement and nothing in this Agreement will be construed to establish a relationship of partners or joint venturers between the Parties.
     12.10 Non-Solicitation of Employees. During the Term of this Agreement, neither Party may, directly or indirectly, recruit or solicit any employee of the other Party who became known to the other Party through contact or interactions for the purposes of performing this Agreement, without the prior consent of the other Party, except pursuant to general solicitations not targeted at such employees.
     12.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held to be invalid, illegal or unenforceable in any respect for any reason, the Parties will negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision; provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein will not be in any way impaired thereby, it being intended that all of the rights and privileges of the Parties hereto will be enforceable to the fullest extent permitted by Law.
     12.12 Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates will be maintained in accordance with GAAP.
     12.13 Expenses. Each of Purdue and Distributor will bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the Quality Agreement and, except as set forth in this Agreement or the Quality Agreement, the performance of the obligations contemplated hereby and thereby.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     12.14 No Third Party Beneficiary. This Agreement will be binding upon and inure solely to the benefit of the Parties hereto, their successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or will confer upon any other Person or Persons any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.
     12.15 Further Actions. Each Party will execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
     12.16 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and both of which counterparts, taken together, will constitute one and the same instrument even if both Parties have not executed the same counterpart. Signatures provided by facsimile transmission or via pdf copy bearing a signature on behalf of a Party hereto shall be legal and binding on such Party and will be deemed to be original signatures.
     12.17 Headings. The headings for each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section, and will be of no force or effect in construing or interpreting any of the provisions of this Agreement.
[The next page is the signature page.]

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

     IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed in multiple counterparts by its duly authorized representative.

PURDUE PHARMA L.P.
By:	Purdue Pharma Inc., its general partner
By:	/s/ Edward B. Mahony
	Name:	Edward B. Mahony
	Title:	EVP, CFO & Treasurer

KV PHARMACEUTICAL COMPANY
By:	/s/ Paul T. Brady
	Name:	Paul T. Brady
	Title:	Corporate Vice President, B.D.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1A
BRANDED PRODUCTS
OxyContin® (oxycodone hydrochloride controlled-release) Tablets, under NDA number 20-553, together with all amendments and supplements thereto, including all existing or future dosage strengths, all other existing or future formulations, all improvements thereon, and all other existing or future indications.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1B
COST OF GOODS SOLD
The following table sets forth the cost of goods sold per Bottle in each dosage strength of Product to be supplied under the Distribution and Supply Agreement.

Dosage
Strength	Cost Per Bottle
10 mg	$***
15 mg	$***
20 mg	$***
30 mg	$***
40 mg	$***
60 mg	$***
80 mg	$***

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1C
PRODUCTS
Product definition: Authorized generic versions of 10 mg, 20 mg, 40 mg and 80 mg OxyContin® (oxycodone hydrochloride controlled-release) Tablets, under NDA number 20-553, together with all amendments and supplements thereto, but specifically excluding all other existing or future dosage strengths.

NDC	Description
58177-677-04	10 mg 100 ct
58177-678-04	15 mg 100 ct
58177-679-04	20 mg 100 ct
58177-680-04	30 mg 100 ct
58177-681-04	40 mg 100 ct
58177-682-04	60 mg 100 ct
58177-683-04	80 mg 100 ct

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 1.1D
RISK MANAGEMENT PROGRAM
Distributor must comply with the following Risk Management Program activities prior to and at all times during all marketing, making arrangements for selling or distributing of the Products in the Territory:
               (a) Distributor will provide to Purdue’s Corporate Security Department (contact information below in clause (k)) a detailed report of any disruption to, loss from or imminent threat to supply chain integrity, from receipt of Product from Purdue to distribution of Product to the Trade, upon becoming aware of such event, including:
               (i) Attempted or actual theft or loss of any controlled substance, or packaging materials, such as bottles, Labels, etc. relating to Product; and
               (ii) Counterfeit Product or packaging for Product;
               (b) Distributor will provide to Purdue’s Controlled Substance Act Compliance Officer (contact information below in clause (k)):
               (i) Reports of any variances to Distributor’s standard operating procedures for Product handling or record keeping within facilities under Distributor’s control; and
               (ii) Results of DEA inspections of Distributor’s facilities that contain Product (provided that Distributor will not be required to provide the results of any inspection that is unrelated, in whole or in part, to Product or any scheduled products and that could not reasonably be construed to affect Product in any manner whatsoever).
               (c) Upon Purdue’s request, Distributor will produce as soon as possible, but in no event later than three Business Days after such request, a complete and accurate listing of all distribution facilities/entities to which Product has been shipped, including legible copies of the relevant DEA 222 forms.
               (d) If Distributor telemarkets the Product directly to any pharmacy, Distributor will distribute to these pharmacies Purdue’s written materials dealing with prevention of abuse and diversion, and materials for education on the proper management of pain.
               (e) Distributor will only market or sell the Product to buying officers of wholesalers, pharmacy retailers and other distribution channels such as mail order pharmacies, long-term care facilities and closed provider pharmacies.
               (f) Distributor will not market or sell the Product to health care professionals, hospitals or any patient setting that would be equivalent to a pharmaceutical sales representative detail call.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

               (g) Distributor will not market the Product to consumers, patients, or potential patients, directly or indirectly, or through any direct-to-consumer advertising.
               (h) Distributor will make available to its customers for the Product the “Patient Package Insert” or “Medication Guide”, whichever is applicable.
               (i) Distributor will cooperate with Purdue in the timely adoption and implementation of security features for the Product as they are developed and implemented in Purdue’s risk management program for its Branded Products.
               (j) If Distributor becomes aware of any abuse or diversion of Product, Distributor will notify Purdue’s Department of Risk Management & Health Policy (contact information below in clause (k)).
               (k) Contact information:
(i) Purdue’s Corporate Security Department
Mark Geraci
Vice President, Chief Security Officer
Tel: (203) 588-8454
Fax: (203) 588-6035
(ii) Purdue’s Controlled Substance Act Compliance Officer
John Crowley
Executive Director, Controlled Substance Act Compliance
Tel: (203) 588-8613
Fax: (203) 588-6204
(iii) Purdue’s Department of Risk Management & Health Policy
J. David Haddox, D.D.S., M.D.
Vice President, Risk Management & Health Policy
Tel: (203) 588-7667
Fax: (203) 588-6242

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.1.1
SUPPLY AMOUNT

Approximate
NDC	Description	Number of Bottles
58177-677-04	10 mg 100 ct	***
58177-678-04	15 mg 100 ct	***
58177-679-04	20 mg 100 ct	***
58177-680-04	30 mg 100 ct	***
58177-681-04	40 mg 100 ct	***
58177-682-04	60 mg 100 ct	***
58177-683-04	80 mg 100 ct	***
INITIAL SUPPLY AMOUNT

Approximate
NDC	Description	Number of Bottles
58177-677-04	10 mg 100 ct	***
58177-678-04	15 mg 100 ct	***
58177-679-04	20 mg 100 ct	***
58177-680-04	30 mg 100 ct	***
58177-681-04	40 mg 100 ct	***
58177-682-04	60 mg 100 ct	***
58177-683-04	80 mg 100 ct	***

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

REMAINDER SUPPLY AMOUNT

Approximate
NDC	Description	Number of Bottles
58177-677-04	10 mg 100 ct	***
58177-678-04	15 mg 100 ct	***
58177-679-04	20 mg 100 ct	***
58177-680-04	30 mg 100 ct	***
58177-681-04	40 mg 100 ct	***
58177-682-04	60 mg 100 ct	***
58177-683-04	80 mg 100 ct	***

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Schedule 3.1.4
INITIAL LABEL
INDICIA
Each tablet will be marked “AG” on one side and the dosage strength (e.g. 10) on the other.

***	Certain confidential information contained in this document, marked with three asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.